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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement (this "Agreement") is entered into as of the ____ day of September, 1996, between Homegate Hospitality, Inc., a Delaware corporation (the "Company"), and John C. Kratzer ("JCK").

                                   RECITALS:

     WHEREAS, JCK is the Chief Operating Officer of the Company and is an integral part of its management who participates in the Company's planning and policy decision-making;

     WHEREAS, the Board of Directors of the Company (the "Board") desires to assure itself of the continued management services of JCK by directly engaging JCK as an officer of the Company; and

     WHEREAS, JCK desires to commit himself to serve the Company on the terms herein provided.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:


     1.  Employment.  The Company hereby agrees to employ JCK as its Chief
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Operating Officer, and JCK hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the Effective
Date, as defined below, and expiring as of 11:59 p.m. on December 31, 1998 (unless sooner terminated as hereinafter set forth) (the "Term"). For the purposes of this Agreement, the "Effective Date" shall mean the date on which the Company has successfully completed an initial public offering (the "Offering") of shares of common stock of the Company pursuant to that certain Registration Statement on Form S-1, filed by the Company on August 30, 1996.

     2.  Duties and Restrictions.
         -----------------------

         (a)   Duties as Employee of the Company.  JCK shall, subject to the
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supervision of the President of the Company and the Board, have general management and control of the investment affairs of the Company in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities.

         (b)   Non-Compete.  JCK agrees that he will not, for a period of two
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years following the termination of his employment with the Company, knowingly
(i) employ, associate in any business relationship with, endeavor to entice away from the Company or its subsidiary or otherwise interfere with any person who was an employee of or consultant to the Company or any of its affiliates during the one year-period preceding such termination or (ii) be employed by, associated with or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager or otherwise), any extended-stay lodging company which is directly competitive with the Company or its affiliates within a 25-mile radius of any extended-stay lodging facility at which the Company or its affiliates engage in business at the time of such termination; provided, however, that the provisions of this
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Section 2(b) shall not apply in the event (x) the Company terminates JCK's employment with the Company without "Cause" (as herein defined) or otherwise in violation of this Agreement, or (y) JCK remains employed by the Company until the Term of this Agreement expires.

          (c)  Confidentiality.  During the period of his employment hereunder,
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and following the term of such employment, JCK shall not, directly or indirectly, at any time reveal, divulge or make known to any person or entity, or use for JCK's personal benefit (including without limitation for the purpose of soliciting business, whether or not competitive with any business of the Company or any of its affiliates), any information acquired during the course of employment hereunder with regard to the financial, business or other affairs of the Company or any of its affiliates (including without limitation any list or record of persons or entities with which the Company or any of its affiliates has any dealings); provided however, that JCK shall not be required to keep confidential any such information and may disclose such information under the following circumstances:

               (i) during the term of his employment hereunder, JCK may disclose such confidential information to another employee of the Company or to representatives or agents of the Company (such as independent accountants and legal counsel) when such disclosure is reasonably necessary or appropriate in connection with the performance by JCK of his duties as an executive officer of the Company;

               (ii) at the express direction of any authorized governmental entity;

               (iii)    pursuant to a subpoena or other court process; or

               (iv) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body.

JCK shall, at any time requested by the Company (either during or after his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of the Company or any of its affiliates which he may then possess or have under his control.

          (d)  Restrictions on Transfer of Stock.  The parties hereby
               ---------------------------------
acknowledge and agree that JCK will own 237,138 shares of Company common stock as of the Effective Date (such number of shares may be adjusted pursuant to the Offering). JCK hereby agrees that two-thirds of the shares (the "Restricted Shares") of common stock issued to him shall not be transferable by him without the Company's prior written consent, which consent may be withheld by the Company in its sole discretion, prior to December 31, 2003; provided, however, that (i) 50% of the Restricted Shares shall be released from this Section 2(d) and freely transferable by JCK (subject to compliance with applicable securities laws) if JCK is still an employee of the Company upon the earlier of (A) the first date on which the Company owns 30 completed (acquired or constructed) extended-stay lodging facilities, and (B) December 31, 1997, and (ii) the remainder of such Restricted Shares shall be released from this Section 2(d) and freely transferable by JCK (subject to compliance with applicable securities laws) if JCK is still an employee of the Company upon the earlier of (A) the first date on which the Company owns 60 completed extended-stay lodging facilities, and (B) December 31, 1998.

                                       2
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         3.    Compensation and Related Matters.
               --------------------------------

               (a) Base Salary.  JCK shall receive an initial base salary paid
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by the Company ("Base Salary") at the annual rate of $145,000, payable in substantially equal monthly installments (or such other more frequent times as executives of the Company normally are paid). The Base Salary may be adjusted upward from time to time, as determined by the Company's Compensation Committee in its sole discretion. Any payments payable to JCK hereunder in respect of any calendar year during which JCK is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year during which he is so employed. All amounts payable hereunder shall be net of applicable withholding for federal income taxes and other taxes, as required by law.

               (b) Expenses.  During the term of his employment hereunder, JCK
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shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board for its senior executive officers) in performing services hereunder, provided that JCK properly accounts therefor in accordance with Company policy.

         4.    Termination.  JCK's employment hereunder may be terminated by the
               -----------
Company without any breach of this Agreement only under the following circumstances.

               (a) Death.  JCK's employment hereunder shall terminate upon his
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death.

               (b) Disability.  If, as a result of JCK's incapacity due to
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physical or mental illness, JCK shall have been unable to perform his material managerial duties and responsibilities hereunder on a full-time basis for 180 consecutive calendar days, and within 30 days after written notice of termination is given (which may occur before or after the end of such 180 day period) JCK shall not have returned to the performance of his material managerial duties and responsibilities hereunder on a full-time basis, the Company may terminate JCK's employment hereunder.

               (c) Cause.  The Company may terminate JCK's employment hereunder
                   -----
               for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate JCK's employment hereunder upon:

                   (i) JCK's failure to obey the reasonable and lawful orders of a material nature of the Board;

                   (ii) JCK's habitually neglecting or willfully disregarding his duties of a material nature;

                   (iii) JCK's material violation of any material covenant of JCK contained herein;

                   (iv) the engagement by JCK in dishonesty of a material nature that relates to the performance of JCK's duties hereunder; or

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

                   (v) the engagement by JCK in criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the JCK's duties hereunder.

     5.  Compensation Upon Termination.  JCK shall be entitled to the following
         -----------------------------
compensation from the Company upon the termination of his employment.

         (a) Cause.  If JCK's employment shall be terminated for Cause, the
             -----
Company shall pay JCK his Base Salary through the Date of Termination. Such payments shall fully discharge the Company's obligations hereunder.

         (b) Death or Breach of Agreement.  If (A) JCK's employment is
             ----------------------------
terminated by reason of his death, or (B) the Company shall terminate JCK's employment in breach of this Agreement (it being understood that a purported termination of JCK's employment by the Company pursuant to any provision of this Agreement that is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), then the Company shall pay JCK his Base Salary through December 31, 1998 in addition to all benefits payable under the terms of any employee benefit plan or other arrangement as of the Date of Termination. In the event of a termination by reason of death, the stock transfer restrictions contained in Section 2(d) above shall immediately lapse and all shares shall become immediately and fully vested in JCK's spouse and/or children. In the event of a termination in breach of this Agreement, JCK shall be considered to remain in the Company's employment solely for the purpose of meeting the lapse provisions set forth in Section 2(d) above. In addition, the Company shall make payments of premiums as necessary to cause JCK and JCK's spouse and children under age 25 to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one year after the Date of Termination, in each case to the extent such coverage is available.

         (c) Disability.  During any period that JCK fails to perform his
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material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, JCK shall continue to receive his Base Salary and any bonus payments until JCK's employment is terminated pursuant to Section 4(b) hereof. After such termination, the Company shall pay to JCK, on or before the fifth day following the Date of Termination (as hereinafter defined), his Base Salary to the Date of Termination. In addition, the Company shall make payments of premiums as necessary to cause JCK and JCK's spouse and children under age 25 to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one year after the Date of Termination, in each case to the extent such coverage is available.

         (d) Mitigation.  JCK shall not be required to mitigate the amount of
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any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by JCK as the result of employment by another employer after the Date of Termination, or otherwise.

All amounts payable hereunder shall be net of applicable withholding for federal income taxes and other taxes, as required by law.

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

     6.   Other Provisions Relating to Termination.
          ----------------------------------------

          (a) Notice of Termination.  Any termination of JCK's employment by the
              ---------------------
Company (other than termination because of the death of JCK) shall be communicated by written Notice of Termination to JCK. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of JCK's employment under the provision so indicated.

          (b) Date of Termination.  For purposes of this Agreement, "Date of
              -------------------
Termination" shall mean (i) if JCK's employment is terminated by his death, the date of his death; (ii) if JCK's employment is terminated because of a disability pursuant to Section 4(b), then 30 days after Notice of Termination is given (provided that JCK shall not have returned to the performance of his duties on a full-time basis during such 30 day period); (iii) if JCK's employment is terminated by the Company for Cause, then, subject to Section 6(c), the date specified in the Notice of Termination; and (iv) if JCK's employment is terminated for any other reason, the date on which a Notice of Termination is given.

          (c) Cause.  In the case of any termination of JCK for Cause, the
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Company will give JCK a Notice of Termination describing in reasonable detail the facts or circumstances giving rise to JCK's termination (and, if applicable, the action required to cure same) and will permit JCK 30 days to cure such failure to comply or perform. Cause for JCK's termination will not be deemed to exist until the expiration of the foregoing cure period, so long as JCK continues to use his best efforts during the cure period to cure such failure. If within 30 days following JCK's receipt of a Notice of Termination for Cause
(i) JCK delivers written notice to the Company denying that Cause exists, the question of the existence or nonexistence of Cause will be submitted for arbitration in accordance with Section 9; or (b) if JCK has not cured the facts or circumstances giving rise to JCK's termination for Cause and shall not have delivered a notice pursuant to clause (i) of this Section 6(c), then JCK's termination for Cause shall be effective as of the date specified in the Notice of Termination.

          (d) Interest.  Until paid, all past due amounts required to be paid by
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the Company under any provision of this Agreement shall bear interest at the highest non-usurious rate permitted by applicable federal, state, or local law.

     7.   Successors; Binding Agreement.
          -----------------------------

          (a) Successors.  This Agreement shall be binding upon, and inure to
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the benefit of, the Company, JCK, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

          (b) Certain Payments.  If JCK should die while any amounts would still
              ----------------
be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to JCK's devisee, legatee, or other designee or, if there be no such designee, to JCK's estate.

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

     8.  Notice.  For purposes of this Agreement, notices and all other
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communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by facsimile or similar electronic device and confirmed; (iii) delivered by overnight express; or (iv) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be sent to the parties at the addresses indicated on the signature page attached hereto, or such other addresses of which the parties have received 10 days prior written notice.

     9.  Disputes.  In the event any dispute or controversy arises under this
         --------
Agreement and is not resolved by mutual written agreement between JCK and the Company within 30 days after notice of the dispute is first given, then, upon the written request of JCK or the Company, such dispute or controversy shall be submitted to arbitration, which arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered thereon and the results of arbitration will be binding and conclusive on the parties hereto. Any arbitrator's award or finding or any judgment or verdict thereon will be final and unappealable. All parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas, upon the written request of any party to this Agreement. The prevailing party will be entitled to reimbursement for reasonable attorneys fees, costs or other expenses pertaining to the arbitration and the enforcement thereof and such attorneys fees, costs or other expenses shall become a part of any award, judgment or verdict. All arbitrations will have three individuals acting as arbitrators: one arbitrator will be selected by JCK, one arbitrator will be selected by the Company, and the two arbitrators so selected will select a third arbitrator. Any arbitrator selected by a party will not be affiliated, associated or related to the party selecting that arbitrator in any matter whatsoever. The decision of the majority of the arbitrators will be binding on all parties.

     10.  Miscellaneous.  No provision of this Agreement may be modified,
          -------------
waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by JCK and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas, excluding any choice-of-law provisions thereof.

     11.  Validity.  The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.



                     THE SIGNATURE PAGE IS ATTACHED HERETO.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ADDRESS:

                                                      HOMEGATE HOSPITALITY, INC.
                                                      a Delaware corporation
2001 Bryan Street, Suite 2300
Dallas, Texas 75201
Fax No.:  (214) 863-1713
                                                      By:
                                                          ---------------------
                                                          Robert A. Faith
                                                          President



                                                      --------------------------
                                                      John C. Kratzer

                                       7